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                                                                    EXHIBIT 22.1

                         SUBSIDIARIES OF THE REGISTRANT

The corporations listed below in bold type are the direct wholly owned subsidiaries of the Registrant as of the date of this filing. Listed below National American Corporation in regular type are its wholly owned subsidiaries.

         COAST FINANCIAL SERVICES, INC.

         LEISURE TIME RESORTS OF AMERICA, INC.

         NATIONAL AMERICAN CORPORATION
                  Beech Mountain Lakes Corporation
                  Carolina Landing Corporation
                  Carriage Manor Corporation
                  Cherokee Landing Corporation
                  Chief Creek Corporation
                  Dixie Resort Corporation
                  Foxwood Corporation
                  G.L. Land Development Corporation
                  Lake Royale Corporation
                  Lake Tansi Village, Inc.
                  LML Resort Corporation
                  Natchez Trace Wilderness Preserve Corporation
                  Quail Hollow Plantation Corporation
                  Quail Hollow Village, Inc.
                  Recreation Land Corporations
                  Recreation Properties, Inc.
                  Resort Land Corporation
                  Tansi Resort, Inc.
                  The Kinston Corporation
                  The Villas of Hickory Hills, Inc.
                  Western Fun Corporation
                  Wolf Run Corporation

         RESORT PARKS INTERNATIONAL, INC.

         THOUSAND TRAILS (CANADA), INC.

         THOUSAND TRAILS MANAGEMENT SERVICES, INC.

         YUBA INVESTMENT COMPANY